Exhibit 10.2

Execution Version

FIRST AMENDMENT, WAIVER AND CONSENT TO
REIMBURSEMENT, GUARANTY AND SECURITY AGREEMENT

THIS FIRST AMENDMENT, WAIVER AND CONSENT TO REIMBURSEMENT, GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of August 8, 2022, is entered into by and among Babcock & Wilcox Enterprises, Inc. (the “Borrower”), certain Guarantors from time to time party to the Reimbursement Agreement (the “Guarantors” and, together with the Borrower, the “Loan Parties” and each, a “Loan Party”), certain financial institutions from time to time party to the Reimbursement Agreement referred to below (collectively, the “Cash Collateral Providers”), and MSD PCOF Partners XLV, LLC (“MSD”), in its capacity as agent for the Cash Collateral Providers (in such capacity, the “Agent”). Terms used herein without definition shall have the meanings ascribed to them in the Reimbursement Agreement defined below.

RECITALS

A.            The Loan Parties, Cash Collateral Providers and the Agent have previously entered into that certain Reimbursement, Guaranty and Security Agreement, dated as of June 30, 2021 (as amended, restated, modified and/or supplemented from time to time, the “Reimbursement Agreement”), pursuant to which the Cash Collateral Providers have made certain loans and financial accommodations available to the Borrower.

B.             The Loan Parties have requested the Cash Collateral Providers and Agent waive compliance with certain Payment Conditions for purposes of making a Permitted Restricted Payment.

C.             The Loan Parties, Cash Collateral Providers and the Agent also wish to amend the Reimbursement Agreement on the terms and conditions set forth herein.

D.            The Loan Parties are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Cash Collateral Provider’s rights or remedies as set forth in the Reimbursement Agreement or any Other Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Amendments to Reimbursement Agreement.

(a)            The following defined terms are hereby added to Section 1.2 of the Reimbursement Agreement in their proper alphabetical order:

“AB Amoun” has the meaning set forth in definition of “Advance Billing Adjustment”.

“Advance Billing Adjustment” means, as of any fiscal quarter end testing date, an amount equal to (a) the amount of progress billing or other advance billing constituting a Current Liability (the “AB Amount”) as of such date of determination less (b) the AB Amount as of the last day of the fiscal quarter immediately preceding the fiscal quarter described in clause (a) above.

“Current Assets” means, with respect to Loan Parties on a Consolidated Basis, as of any applicable testing date, all current assets of such Person as of any date of determination calculated in accordance with GAAP less the Advance Billing Adjustment as of such testing date.

“Current Liabilities” means, with respect to Loan Parties on a Consolidated Basis, as of any applicable testing date, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year and the outstanding principal balance of the Revolving Loan.

“Current Ratio” shall mean, with respect to Loan Parties on a Consolidated Basis as of any applicable testing date, the ratio of (a) Current Assets to (b) Current Liabilities.

(b)            Section 6.5 of the Reimbursement Agreement is hereby amended by adding the following clause (f) immediately following clause (e):

“(f)      Current Ratio Covenant. Cause Loan Parties on a Consolidated Basis to maintain as of the end of the fiscal quarter ending June 30, 2022 and as of the end of each fiscal quarter ending thereafter, a Current Ratio tested as of such date of not less than 1.25 to 1.00.”

(c)            Exhibit 1.2(b) to the Reimbursement Agreement is hereby replaced with the new Exhibit 1.2(b) attached to this Amendment.

2.            Limited Waiver. The Borrowers request the Agent and Cash Collateral Providers waive compliance with clause (j) of the definition of Payment Conditions solely for purposes of the making of a Permitted Restricted Payment under clause (g) of the definition thereof in connection with making a dividend in respect of Preferred Equity after the date hereof and on or prior to September 30, 2022 in an aggregate amount not to exceed $3,715,000 (the “Requested Waiver”). Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Agent and Cash Collateral Providers hereby consent to the Requested Waiver (such consent, the “Limited Waiver”). Notwithstanding the foregoing, this Limited Waiver does not establish a course of conduct among Loan Parties and the Agent and Cash Collateral Providers and Loan Parties hereby agree that the Agent and Cash Collateral Providers are not obligated to waive any similar conditions under the Reimbursement Agreement in the future.

3.            Consent under Intercreditor Agreement. Agent hereby consents to an amendment to the ABL Facility entered into on the date hereof on substantially similar terms as this Amendment (the “ABL Amendment”), notwithstanding anything to the contrary in Section 10.4(d) of the Intercreditor Agreement.

4.            Amendment Fee. In consideration of the agreements set forth herein, Borrower hereby agrees to pay to Agent, for the benefit of the Cash Collateral Providers, an amendment fee in the amount of $275,000 (the “Amendment Fee”), which fee is non-refundable when paid and is fully-earned as of and due and payable in cash on the date of this Amendment.

5.            Effectiveness of this Amendment. Agent must be satisfied that the following conditions have been met before this Amendment is effective.

(a)            Amendment. Agent has received this Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.

(b)            Amendment to ABL Facility. Agent has received a fully executed copy of the ABL Amendment.

(c)            Amendment Fee. Agent has received the Amendment Fee.

(d)            Representations and Warranties. The representations and warranties set forth herein must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

6.            Representations and Warranties. Each Loan Party represents and warrants as follows:

(a)            Authority. Such Loan Party has full power, authority and legal right to enter into this Amendment and to perform all its Obligations hereunder and under the Other Documents (as amended or modified hereby). This Amendment has been duly executed and delivered by such Loan Party, and this Amendment constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (i) are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, are not in contravention of law or the terms of such Loan Party’s bylaws, articles of incorporation or other applicable documents relating to such Loan Party’s formation or to the conduct of such Loan Party’s business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, (ii) will not, in any material respect, conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (iii) will not require the Consent of any Governmental Body or any other Person, except those Consents which have been duly obtained, made or compiled prior to the date hereof and which are in full force and effect or except those which the failure to have obtained would not have, or could not reasonably be expected to have a Material Adverse Effect and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Loan party under the provisions of any material agreement, charter document, operating agreement or other instrument to which such Loan Party is a party or by which it or its property is a party or by which it may be bound.

(b)            Representations and Warranties. Each of the representations and warranties made by a Loan Party in or pursuant to the Reimbursement Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Reimbursement Agreement, the Other Documents or any related agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, other than representations and warranties relating to a specific earlier date, and in such case such representations and warranties are true and correct in all material respects as of such earlier date.

(c)            No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

7.            Choice of Law. This Amendment shall in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

8.            Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by electronic transmission (including email transmission of a PDF copy or other copy of an image of a signed counterpart) shall be deemed to be an original signature hereto.

9.            Reference to and Effect on the Other Documents.

(a)            Upon and after the effectiveness of this Amendment, each reference in the Reimbursement Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Reimbursement Agreement, and each reference in the Other Documents to “the Reimbursement Agreement”, “thereof” or words of like import referring to the Reimbursement Agreement, shall mean and be a reference to the Reimbursement Agreement as modified and amended hereby.

(b)            Except as specifically amended above, the Reimbursement Agreement and all Other Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Agent and the Cash Collateral Providers, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

(c)            The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent and/or the Cash Collateral Providers under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

(d)            To the extent that any terms and conditions in any of the Other Documents shall contradict or be in conflict with any terms or conditions of the Reimbursement Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Reimbursement Agreement as modified or amended hereby.

10.            Estoppel. To induce Agent and the Cash Collateral Providers to enter into this Amendment and to continue to make cash collateral available under the Reimbursement Agreement, each Loan Party hereby acknowledges and agrees that, to its knowledge, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of any Borrower as against Agent or any Cash Collateral Provider with respect to the Obligations.

11.            Integration. This Amendment, together with the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

12.            Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

13.            Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Cash Collateral Providers to make any changes to the terms of the Reimbursement Agreement and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

14.            Guarantor’s Acknowledgment. With respect to the amendments to the Reimbursement Agreement effected by this Amendment, each Loan Party signatory hereto that is a Guarantor hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty (as modified and supplemented in connection with this Amendment) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty to the Reimbursement Agreement, “thereunder”, “thereof” or words of like import referring to the Reimbursement Agreement, shall mean and be a reference to the Reimbursement Agreement as amended or modified by this Amendment. Although Agent and the Cash Collateral Providers have informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that neither Agent nor any Cash Collateral Provider has any duty under the Reimbursement Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BABCOCK & WILCOX ENTERPRISES, INC., as Borrower

By:	/s/ Rodney Carlson
Name:	Rodney Carlson
Title:	Treasurer

Signature Page to First Amendment to Reimbursement Agreement

GUARANTORS:

AMERICON EQUIPMENT SERVICES, INC.
AMERICON, LLC
BABCOCK & WILCOX CONSTRUCTION CO., LLC
BABCOCK & WILCOX EBENSBURG POWER, LLC
BABCOCK & WILCOX EQUITY INVESTMENTS, LLC
BABCOCK & WILCOX HOLDINGS, LLC,
BABCOCK & WILCOX INDIA HOLDINGS, INC.
BABCOCK & WILCOX INTERNATIONAL SALES AND SERVICE CORPORATION
BABCOCK & WILCOX INTERNATIONAL, INC.
THE BABCOCK & WILCOX COMPANY
BABCOCK & WILCOX TECHNOLOGY, LLC
DELTA POWER SERVICES, LLC
DIAMOND OPERATING CO., INC.
DIAMOND POWER AUSTRALIA HOLDINGS, INC.
DIAMOND POWER CHINA HOLDINGS, INC.
DIAMOND POWER EQUITY INVESTMENTS, INC.
DIAMOND POWER INTERNATIONAL, LLC
EBENSBURG ENERGY, LLC
O&M HOLDING COMPANY
POWER SYSTEMS OPERATIONS, INC.
SOFCO – EFS HOLDINGS LLC
BABCOCK & WILCOX SPIG, INC.
BABCOCK & WILCOX CANADA CORP.

By:	/s/ Rodney Carlson
Name:	Rodney Carlson
Title:	Treasurer

Signature Page to First Amendment to Reimbursement Agreement

MSD PCOF Partners XLV, LLC, as Agent

By:	/s/ Marcello Liguori

Name: Marcello Liguori
Title: Vice President

MSD PCOF Partners XLV, LLC, on behalf of the Required Cash Collateral Providers

By:	/s/ Marcello Liguori

Name: Marcello Liguori
Title: Vice President

Signature Page to First Amendment to Reimbursement Agreement

BTC Offshore Holdings Fund II-B, LLC,

By: Blue Torch Offshore Credit Opportunities Master Fund II, LP

Its Sole Member

By: Blue Torch Offshore Credit Opportunities GP II LLC

Its General Partner

By: KPG BTC Management LLC, its sole member,

as a Cash Collateral Provider

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

BTC Offshore Holdings Fund II-C, LLC,

By: Blue Torch Offshore Credit Opportunities Master Fund II LP, its sole member

By: Blue Torch Offshore Credit Opportunities GP II LLC, its general partner

By: KPG BTC Management LLC, its sole member,

as a Cash Collateral Provider

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

Signature Page to First Amendment to Reimbursement Agreement

BTC Holdings Fund II, LLC,

By: Blue Torch Credit Opportunities Fund II LP, its sole member

By: Blue Torch Credit Opportunities GP II LLC, its general partner

By: KPG BTC Management LLC, its sole member,

as a Cash Collateral Provider

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

BTC Holdings KRS Fund LLC,

By: Blue Torch Credit Opportunities KRS Fund LP, its sole member

By: Blue Torch Credit Opportunities KRS GP LLC, its general partner

By: KPG BTC Management LLC, its sole member,

as a Cash Collateral Provider

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

Signature Page to First Amendment to Reimbursement Agreement

BTC Holdings SBAF Fund LLC,

By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member

By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By: KPG BTC Management LLC, its sole member,

as a Cash Collateral Provider

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

BTC Holdings SC Fund LLC,

By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member

By: Blue Torch Credit Opportunities SC GP LLC, its general partner

By: KPG BTC Management LLC, its sole member,

as a Cash Collateral Provider

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

Signature Page to First Amendment to Reimbursement Agreement

Exhibit 1.2(b)

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

PNC Bank, National Association

2 International Place, 29th Floor

Boston, MA 02110

Attention: Relationship Manager – Babcock & Wilcox

MSD PCOF Partners XLV, LLC

c/o MSD Partners, L.P.

645 Fifth Ave, 21st Floor

New York, New York 10022 5910

Attn: Marcello Liguori

Email: mliguori@msdpartners.com

The undersigned, the [Chief Executive Officer / Chief Financial Officer / Treasurer / Controller] of BABCOCK & WILCOX ENTERPRISES, INC., a corporation organized under the laws of Delaware (“Borrowing Agent”), certifies to (i) PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent (in such capacity, “Agent”) under the Credit Agreement referenced below, and the financial institutions referenced below, that, pursuant to the terms and conditions of that certain Revolving Credit, Guaranty and Security Agreement, by and among Borrowing Agent, as the borrower thereunder, the financial institutions party thereto from time to time, and Agent, dated as of June 30, 2021 (as may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Credit Agreement”); and (ii) MSD PCOF Partners XLV, LLC as agent for the Cash Collateral Providers under that certain Reimbursement, Guaranty and Security Agreement, by and among Borrowing Agent, as the borrower thereunder, the financial institutions party thereto from time to time (the “Cash Collateral Providers”), dated as of June 30, 2021 (as may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Reimbursement Agreement”, and together with the Credit Agreement, the “Debt Documents”); the Loan Parties are in compliance for the [month / quarter / fiscal year] ending__________________ , 20___ with all required covenants set forth in the Debt Documents and no Default or Event of Default exists (if not true, in the “Comments Regarding Exceptions” section below specify the Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by the Loan Parties with respect to such Default or Event of Default). Capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement and the Reimbursement Agreement, as applicable.

Without limiting the foregoing, the undersigned certifies that the Loan Parties are in compliance with the requirements or restrictions imposed by Sections 6.5 and 7.6, of the Credit Agreement or Reimbursement Agreement, as applicable, except as may be set forth below

[Attached hereto as Schedule A are covenant calculations which show such compliance (or non-compliance) with [Section 6.5 and]1 [7.6]2 of the Credit Agreement or Reimbursement Agreement, as applicable.]

[Compliance status is indicated by circling Yes/No under “Complies” column.]

Financial Covenants	Required	Actual	Complies
Section 6.5 (a) – Fixed Charge Coverage Ratio	≥ 1.00 to 1.00	___ to 1.00	Yes/No
Section 6.5 (b) – Senior Net Leverage Ratio	≤ 2.50 to 1.00	___ to 1.00	Yes/No
Section 6.5(c) Cash Repatriation Covenant	≤ $35,000,000	$__________	Yes/No
Section 6.5(d) Minimum Liquidity Covenant	≥ $30,000,000	$__________	Yes/No
Section 6.5(f) Current Ratio Covenant	≥ 1.25 to 1.00	___ to 1.00	Yes/No
Section 7.6 – Maximum Capital Expenditures	≤ $7,500,000	$__________	Yes/No

[Since the date of the last Compliance Certificate, there has been no change to the Loan Parties’ operating or other deposit accounts, securities accounts, commodities accounts, and other accounts, other than Excluded Deposit Accounts, at which any Loan Party maintains funds or investments, except as set forth below: _________________________________.

Since the date of the last Compliance Certificate, there has been no change to the Loan Parties’ registered Intellectual Property, including any applications for any of the foregoing, and including any licenses pursuant to which any Loan Party is a licensee of any of the foregoing, except as set forth below: _________________________________.

Since the date of the last Compliance Certificate, there has been no change to the Loan Parties’ leased locations or to locations of equipment and Inventory (except for Inventory in transit) or other Collateral with a value equal to the Dollar Equivalent of $500,000 or greater (other than those locations permitted in the Credit Agreement or the Reimbursement Agreement, as applicable), except as set forth below: __.]3

[Since the date of the last Compliance Certificate, there has been no change to Loan Parties’ Equity Interests except as set forth below: _________________________________.]4

[Attached as Exhibit I hereto are updates to the following schedules as permitted by Section 9.17 of the Credit Agreement or Reimbursement Agreement, as applicable]5

Comments Regarding Exceptions: _________________________________.

[signature page follows]

1 For quarterly certificate only.

2 For annual certificate only.

3 To be provided with quarterly compliance certificates

4 To be provided with quarterly compliance certificates

5 To be provided with quarterly compliance certificates

Very truly yours,

BABCOCK & WILCOX ENTERPRISES, INC. as Borrower

By:
Name:
Title:

SCHEDULE A TO COMPLIANCE CERTIFICATE

Calculations

EXHIBIT I TO COMPLIANCE CERTIFICATE

Updates to Schedules